Exhibit 16(c)

October 14, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam

We have read Item 4 of NuTech Digital, Inc.’s Form 8-K dated October 11, 2002, and are in agreement with the statements contained therein regarding our termination as auditors.

Very truly yours,

/s/ MOFFIT & COMPANY, P.C.
Moffit & Company, P.C. Scottsdale, Arizona